Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated June 15, 2018, is entered into by and between ARC Group, Inc., a Nevada corporation (“ARC Group”), and Seenu G. Kasturi (“Kasturi”).

Recitals

WHEREAS, Kasturi desires to purchase, and ARC Group desires to sell, 449,581 shares (the “Preferred Shares”) of Series A convertible preferred stock, par value $0.01 per share (“Preferred Stock”), of ARC Group, Inc. on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                  Purchase and Sale of Securities.

(a)               Purchase and Sale of Securities. Subject to the terms and conditions hereof, Kasturi agrees to purchase, and ARC Group agrees to sell, the Preferred Shares for aggregate consideration consisting of 449,581 shares (the “Common Shares”) of common stock, par value $0.01 per share (“Common Stock”), of ARC Group (the “Transaction”). The Preferred Stock shall have the rights and preferences set forth in the Series A Preferred Stock Designation substantially in the form attached hereto as Exhibit A (the “Designation”).

(b)       Closing. The closing of the Transaction (the “Closing”) shall take place concurrently with the execution of this Agreement at such place as may be mutually agreed upon by the parties hereto. At the Closing: (i) ARC Group shall deliver or cause to be delivered to Kasturi one or more certificates evidencing the Preferred Shares or other evidence of ownership of the Preferred Shares; (ii) Kasturi shall deliver or cause to be delivered to ARC Group one or more certificates evidencing the Common Shares for retirement by ARC Group; and (iii) each of the parties to this Agreement shall execute this Agreement and any and all additional documents and agreements, provide any and all additional consents and approvals, and take all such other actions as are required under this Agreement to complete the transactions contemplated hereby.

2.                  Representations and Warranties of Kasturi. Kasturi represents and warrants to ARC Group as follows:

(a)               Authority; Validity and Effect of Agreement. This Agreement has been duly and validly authorized, executed and delivered by Kasturi and, assuming it has been duly and validly executed and delivered by ARC Group, constitutes a legal, valid and binding obligation of Kasturi, in accordance with its terms.

(b)               No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by Kasturi nor the performance by Kasturi of his obligations hereunder will: (i) violate any statute, law, ordinance, rule or regulation, applicable to Kasturi or any of the properties or assets of Kasturi; or (ii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of or the acceleration of the performance of any obligation of Kasturi under, or result in the creation or imposition of any lien upon any properties, assets or business of Kasturi under, any material contract or any order, judgment or decree to which Kasturi is a party or by which he or any of his assets or properties is bound or encumbered, except for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on his obligation to perform his covenants under this Agreement.

(c)               Accredited Investor. Kasturi is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(d)               Investment Intent. The Preferred Shares are being acquired for Kasturi’s own account for investment purposes only, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and Kasturi has no present intention of selling, granting any participation in or otherwise distributing the same. Kasturi acknowledges that he is able to bear the economic risks of an investment in the Preferred Shares for an indefinite period of time, and that his overall commitment to investments that are not readily marketable is not disproportionate to his net worth. By executing this Agreement, Kasturi further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or third person with respect to any of the Preferred Shares.

(e)               Restricted Securities. Kasturi understands that the Preferred Shares: (i) are “restricted securities” as such term is defined under Rule 144 of the Securities Act, (ii) have not been registered under the Securities Act or registered or qualified under any state securities law, and (iii) may not be, directly or indirectly, sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and registration or qualification under applicable state securities laws or the availability of an exemption therefrom. In any case where such an exemption is relied upon by Kasturi from the registration requirements of the Securities Act and the registration or qualification requirements of such state securities laws, Kasturi shall furnish ARC Group with an opinion of counsel stating that the proposed sale or other disposition of such Preferred Shares may be effected without registration under the Securities Act and will not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale, such counsel and opinion to be satisfactory to ARC Group in its sole and absolute discretion.

(f)                Investment Experience. Kasturi has such knowledge, sophistication and experience in financial, legal, tax and business matters in general, and investments in securities in particular, that he is capable of evaluating the merits and risks of this investment in the Preferred Shares, and he has made such investigations in connection herewith as he has deemed necessary or desirable so as to make an informed investment decision without relying upon ARC Group for financial, legal, tax, business or investment advice related to this investment. To the extent necessary, Kasturi has retained, at his own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of executing this Agreement and owning the Preferred Shares, and Kasturi’s advisors and representatives have investigated Kasturi’s investment in ARC Group to the extent he and they have deemed advisable.

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(g)               Access to Information. Kasturi understands that ARC Group files reports and other information with the Securities and Exchange Commission. Kasturi has had access to and has reviewed all documents, reports, records and other information relating to ARC Group that Kasturi has deemed necessary for Kasturi to make an informed investment decision with respect to the Preferred Shares. Kasturi acknowledges that he has had the opportunity to ask representatives of ARC Group questions and request additional information regarding the finances, operations, business and prospects of ARC Group, that he has had any and all such questions and requests answered to his satisfaction, and that he understands the risks and other considerations relating to his investment in the Preferred Shares.

(h)               No General Solicitation. Kasturi is not aware of, and in deciding to purchase the Preferred Shares is in no way relying upon, and did not become aware of the opportunity to purchase the Preferred Shares through or as a result of, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television, radio or the internet.

(i)                 Title to Securities. Kasturi has good and marketable title to the Common Shares, and the Common Shares are owned of record and beneficially by Kasturi, free and clear of any liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other encumbrances, or any agreements (other than this Agreement) to do any of the foregoing, of any nature whatsoever, whether consensual, statutory or otherwise. Except for this Agreement: (i) there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of the Common Shares; (ii) there are no voting trusts or other agreements or understandings to which Kasturi is a party with respect to the voting of any of the Common Shares; and (iii) there is no indebtedness of Kasturi issued and outstanding that has general voting rights with respect to any of the Common Shares. Except for this Agreement, there are no outstanding obligations of any person to repurchase, redeem or otherwise acquire any of the Common Shares.

(j)       Broker’s and Finder’s Fees. Kasturi has not employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders fees in connection with the Transaction for which Kasturi or ARC Group has or could have any liability.

3.                  Representations and Warranties of ARC Group. ARC Group represents and warrants to Kasturi as follows:

(a)               Authority; Validity and Effect of Agreement. This Agreement has been duly and validly authorized, executed and delivered by ARC Group and, assuming it has been duly and validly executed and delivered by Kasturi, constitutes a legal, valid and binding obligation of ARC Group, in accordance with its terms.

(b)               No Conflict; Required Filings and Consents. Neither the execution and delivery of this Agreement by ARC Group nor the performance by ARC Group of his obligations hereunder will: (i) violate any statute, law, ordinance, rule or regulation, applicable to ARC Group or any of the properties or assets of ARC Group; or (ii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of or the acceleration of the performance of any obligation of ARC Group under, or result in the creation or imposition of any lien upon any properties, assets or business of ARC Group under, any material contract or any order, judgment or decree to which ARC Group is a party or by which he or any of his assets or properties is bound or encumbered except, in the case of clauses (i) and (ii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on his obligation to perform his covenants under this Agreement.

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(c)               Title to Securities. ARC Group has good and marketable title to the Preferred Shares, and the Preferred Shares are owned of record and beneficially by ARC Group, free and clear of any liens, pledges, charges, claims, security interests, purchase agreements, options, title defects, restrictions on transfer or other encumbrances, or any agreements (other than this Agreement) to do any of the foregoing, of any nature whatsoever, whether consensual, statutory or otherwise. Except for this Agreement: (i) there are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of the Preferred Shares; (ii) there are no voting trusts or other agreements or understandings to which ARC Group is a party with respect to the voting of any of the Preferred Shares; and (iii) there is no indebtedness of ARC Group issued and outstanding that has general voting rights with respect to any of the Preferred Shares. Except for this Agreement, there are no outstanding obligations of any person to repurchase, redeem or otherwise acquire any of the Preferred Shares.

(d) Broker’s and Finder’s Fees. ARC Group has not employed any broker or finder or incurred any liability for any investment banking fees, brokerage fees, commissions or finders’ fees in connection with the Transaction for which ARC Group or Kasturi has or could have any liability.

4.                  Indemnification. Each party (the “Indemnifying Party”) agrees to indemnify, defend and hold harmless the other party and the other party’s respective affiliates, officers, directors, managers, employees, agents, successors, assigns, heirs, successors, assigns, administrators and personal representatives, as applicable (collectively, the “Indemnified Parties”) from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys’ fees and related disbursements incurred by the Indemnified Parties that arise out of or result from a breach of any representations or warranties made by the Indemnifying Party herein, and the Indemnifying Party agrees that in the event of any breach of any representations or warranties made by the Indemnifying Party herein, the Indemnified Parties may, at his option, forthwith rescind the sale of the Preferred Shares to Kasturi.

5.                  Entire Agreement. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereto, and no party shall be liable or bound to any other party in any manner by any warranties, representations, guarantees or covenants except as specifically set forth in this Agreement. Neither party relied upon any representation or warranty, whether written or oral, made by the other party or any of his respective agents or representatives in making his decision to enter into this Agreement.

6.                  Amendment and Modification. This Agreement may not be amended, modified or supplemented except by an instrument or instruments in writing signed by both parties.

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7.                  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither party hereto may assign his rights or delegate his obligations under this Agreement without the express prior written consent of the other party hereto. Except as provided in Section 4, nothing in this Agreement is intended to confer upon any person not a party hereto (and their successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.                  Survival of Representations, Warranties and Covenants. The representations and warranties contained herein shall survive the Closing and shall thereupon terminate 12 months from the Closing. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

9.                  Headings; Definitions. The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

10.              Severability. If any provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement shall remain in full force and effect and shall be reformed to render the Agreement valid and enforceable while reflecting to the greatest extent permissible the intent of the parties.

11.               Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number.

12.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana, without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

13.              Arbitration. If a dispute arises as to the interpretation of this Agreement, it shall be decided in an arbitration proceeding conforming to the Rules of the American Arbitration Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Lafayette, Louisiana. The decision of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

14.              Counterparts. This Agreement may be executed and delivered by electronically or by facsimile in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be executed as of the date set forth above.

ARC GROUP, INC.

By:	/s/ Richard W. Akam
Richard W. Akam
Chief Executive Officer

SEENU G. KASTURI

/s/ Seenu G. Kasturi
Seenu G. Kasturi, an individual

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Exhibit A

ARC GROUP, INC.

CERTIFICATE OF DESIGNATION OF

SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Chapter 78.195 of the of the Nevada Revised Statutes (“NRS”), ARC Group, Inc., a Nevada corporation (the “Corporation”), does hereby certify:

The Articles of Incorporation of the Corporation (the “Charter”) confer upon the Board of Directors of the Corporation (the “Board of Directors”) the authority to provide for the issuance, from time to time, in one or more series, of shares of preferred stock and, in the resolution or resolutions providing for such issue, establish for each such series the number of shares, the designations, powers, privileges, preferences and rights, if any, of the shares of such series, and the qualifications, limitations and restrictions, if any, of such series, to the fullest extent permitted by the NRS as the same exists or may hereafter be amended. On June 8, 2018, the Board of Directors duly adopted the following resolution creating a series of preferred stock designated as the Series A Convertible Preferred Stock, comprised initially of 1,000,000 shares, and such resolution has not been modified and is in full force and effect on the date hereof:

RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Charter, a series of the class of authorized preferred stock, par value $0.01 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

1.  Designation, Par Value and Number. The shares of such series shall be designated as Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”). The number of shares initially constituting the Series A Convertible Preferred Stock shall be 1,000,000, which number may be increased or decreased by the Board of Directors without a vote of shareholders; provided, however, that such number may not be decreased below the sum of the number of then outstanding shares of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock shall have a par value of $0.01 per share. The shares of Series A Convertible Preferred Stock may, but need not, be represented by certificates in such form as may be approved by the Board of Directors.

2.        Liquidation, Dissolution and Winding Up. The Series A Convertible Preferred Stock shall be treated pari passu with the Common Stock except that the payment on each share of Series A Convertible Preferred Stock shall be equal to the amount of the payment on each share of Common Stock multiplied by the Conversion Rate.

3.  Dividends and Distributions. The Series A Convertible Preferred Stock shall be treated pari passu with the Common Stock except that the dividend on each share of Series A Convertible Preferred Stock shall be equal to the amount of the dividend declared and paid on each share of Common Stock multiplied by the Conversion Rate.

4.       Voting. The shares of Series A Convertible Preferred Stock shall vote on all matters as a class with the holders of Common Stock and each share of Series A Convertible Preferred Stock shall be entitled to 100 votes per share. Holders of shares of Series A Convertible Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

5.        Conversion Right.

(a)       General. Each holder of shares of Series A Convertible Preferred Stock may convert any or all of the such shares at any time after the date such shares were issued to such holder into shares of Common Stock (the “Conversion Right”).

(b)       Conversion Rate. The conversion rate shall be one (1) share of Common Stock (as adjusted pursuant to Sections 5(f) & (g)) for each share of Series A Convertible Preferred Stock (the “Conversion Rate”).

(c)       Conversion Price. The purchase price shall be seventy-five cents ($0.75) for each share of Common Stock (the “Conversion Price”).

(d)       Method of Conversion. In order to convert shares of Series A Convertible Preferred Stock, a holder of such shares shall send to the Corporation by any form of electronic transmission, at any time prior to 5:00 p.m. Eastern Standard Time on the business day on which such holder wishes to effect such Conversion (the “Conversion Date”), a notice of conversion in substantially the form attached hereto as Annex I (a “Conversion Notice”), stating the number of shares to be converted and the number of shares of Common Stock issuable upon such conversion in accordance with the formula set forth in Section 5(b) above. Except as otherwise provided herein, upon delivery of a Conversion Notice by a holder in accordance with the terms hereof and payment in full of the applicable Conversion Price, such holder shall, as of the applicable Conversion Date, be deemed for all purposes to be the record owner of the Common Stock to which such Conversion Notice relates. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, fractional share shall be rounded up to a whole share. Upon conversion of any shares of Series A Convertible Preferred Stock, such shares shall be retired by the Corporation and restored to the status of authorized and unissued shares of Series A Convertible Preferred Stock.

(e)       Methods of Payment. The Conversion Price for shares of Common Stock issued upon the conversion of shares of Series A Convertible Preferred Stock may be paid for as follows:

(i)	in cash or by check, payable to the order of the Corporation;

(ii)        by reducing the number of shares of Common Stock otherwise issuable to the holder upon the exercise of the Conversion Right by a number of shares of Common Stock having a Fair Market Value (as defined below) equal to such aggregated Conversion Price; provided, however, that such method of payment is then permitted under applicable law;

(iii)       to the extent permitted by applicable law and by the Board of Directors, in its sole and absolute discretion, by: (A) delivery of a promissory note by the holder to the Corporation on terms determined by the Board of Directors, or (B) payment of such other lawful consideration as the Board of Directors may determine; or

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(iv)       by any combination of the above permitted forms of payment.

For the purpose of this Designation, “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock, determined as follows:

(x)        if the shares of Common Stock are listed on any established stock exchange or national market system, the fair market value shall be the closing sales price for the shares of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the Trading Day immediately preceding the Conversion Date;

(y)        if the shares of Common Stock are not listed on any established stock exchange or national market system, but are regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value shall be the mean between the high bid and low asked prices for the shares of Common Stock on the Trading Day immediately preceding the Conversion Date (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or

(z)  in the absence of an established market for the shares of Common Stock, the fair market value shall be as determined in good faith by the Board of Directors.

For the purposes of this Designation, “Trading Day” means a day on which the securities exchange, association, or quotation system on which shares of Common Stock are listed for trading shall be open for business or, if the shares of Common Stock shall not be listed on such exchange, association, or quotation system for such day, a day with respect to which trades in the United States domestic over-the-counter market shall be reported.

(f)  Adjustment for Stock Splits, Stock Dividends and Combinations. If the Corporation shall at any time or from time to time after the issuance of the Series A Convertible Preferred Stock effect a subdivision of the outstanding Common Stock or pay a stock dividend on the outstanding Common Stock, the Conversion Rate then in effect immediately before that subdivision shall be proportionately increased. If the Corporation shall at any time or from time to time after the issuance of the Series A Convertible Preferred Stock combine the outstanding shares of Common Stock, the Conversion Rate then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(g)  Adjustment for Mergers, Reorganization or Related Transactions. If there shall occur any reorganization, recapitalization, reclassification, consolidation, or merger involving the Corporation in which the Common Stock (but not the Series A Convertible Preferred Stock) is converted into or exchanged for securities, cash, or other property, then, following any such reorganization, recapitalization, reclassification, consolidation, or merger, each share of Series A Convertible Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property that a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series A Convertible Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation, or merger would have been entitled to receive pursuant to such transaction.

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(h)       Transfers. Each share of Series A Convertible Preferred Stock shall automatically, without further action by the holder thereof, be converted into one (1) fully paid and nonassessable share of Common Stock upon the occurrence of a Transfer (as defined below) of such share of Series A Convertible Preferred Stock. Each outstanding stock certificate (if any) that, immediately prior to such Transfer, represents one or more shares of Series A Convertible Preferred Stock subject to such Transfer shall, upon and after such Transfer, be deemed to represent an equal number of shares of Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of each such holder and upon receipt of such holder’s outstanding certificate (if any), issue and deliver to such holder new certificates representing such holder’s shares of Common Stock. Each share of Series A Convertible Preferred Stock that is converted pursuant to this Section 5(h) shall be retired by the Corporation and restored to the status of authorized and unissued shares of Series A Convertible Preferred Stock. In the event a Transfer of shares of Series A Convertible Preferred Stock occurs, the Conversion Price shall be paid by the recipient of such shares in the manner described in Section 5(e)(ii) of this Designation.

For the purposes of Section 5(h) of this Designation, “Transfer” of a share of Series A Convertible Preferred Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Series A Convertible Preferred Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership) or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 5(h):

(i)        the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii)        entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Series A Convertible Preferred Stock that: (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time; and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or

(iii)        the pledge of shares of Series A Convertible Preferred Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer”.

For the purposes of this Section 5(h) of this Designation, “Voting Control” shall mean, with respect to a share of Series A Convertible Preferred Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

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6.  Modification; Amendment or Waiver. The terms of this Certificate of Designation shall not, by merger, consolidation or otherwise, be amended, waived, altered or repealed without the affirmative vote of the holders of a majority of the voting power of the Series A Convertible Preferred Stock, voting as a separate class. Any right or preference of the Series A Convertible Preferred Stock set forth in this Certificate of Designation may be waived pursuant to a written instrument signed by the holders of a majority of the voting power of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate class, which written instrument shall specifically set forth the right or preference being waived and the extent of such waiver. For the purposes of this Section 6, each share of Series A Convertible Preferred Stock shall have one (1) vote per share.

7.  Severability. If any term of this Certificate of Designation is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other terms of this Certificate of Designation as set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and no term of this Certificate of Designation will be deemed dependent upon any other such term unless so expressed in this Certificate of Designation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed in its corporate name on this 14th day of June, 2018.

ARC GROUP, INC.

By:
Richard W. Akam
Chief Executive Officer

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ANNEX I

NOTICE OF CONVERSION

The undersigned hereby elects to exercise the Conversion Right and convert shares of Series A Convertible Preferred Stock into shares of Common Stock pursuant to the terms and conditions of the Certificate of Designation relating to the Series A Convertible Preferred Stock of ARC Group, Inc., a Nevada corporation (the “Certificate of Designation”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Certificate of Designation.

Conversion Date: ____________________________________

Number of Shares of Preferred Stock to be Converted: ____________________________________

Aggregate Conversion Price: ____________________________________

Number of Shares of Common Stock to be Issued: ____________________________________

Name of Holder: ________________________________________

Address of Holder: _______________________________________

____________________________________

____________________________________

Form of Payment: The undersigned tenders herewith payment of the aggregate Conversion Price in full in accordance with the terms of the Certificate of Designation in the following manner:

☐	in cash or by check;

☐	a reduction of the number of shares of Common Stock otherwise issuable under the Certificate of Designation by a number of shares of Common Stock having a Fair Market Value equal to the aggregate Conversion Price;

☐	a promissory note; or

☐	the following consideration: ____________________________________.

In exercising the Conversion Right, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned for investment purposes only (unless such shares are subject to resale pursuant to an effective registration statement or an exemption from registration under applicable federal and state securities laws), and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

IF HOLDER IS AN INDIVIDUAL:	IF HOLDER IS AN ENTITY:

By:
Name:		Name:
Title:

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